UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2007

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road
Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 18, 2007, Abbott Laboratories, an Illinois corporation (“Abbott”), and General Electric Company, a New York corporation (“GE”), entered into a definitive agreement (the “Transaction Agreement”) providing for the sale to GE of substantially all the assets and assumption by GE of substantially all the liabilities of Abbott’s core laboratory diagnostics business included in the Abbott Diagnostics Division and Abbott’s Point of Care business (formerly known as i-STAT) (such businesses are collectively referred to as the “Business”) for $8.13 billion in cash.  Abbott’s Molecular Diagnostics and Diabetes Care (glucose monitoring) businesses are not part of the transaction and will remain part of Abbott.  Abbott has also agreed to indemnify GE under certain circumstances in the event of a breach of Abbott’s representations and warranties regarding financial statements of the Business, sufficiency of and title to the assets being transferred, environmental matters and compliance with certain laws, and for breaches of covenants contained in the Transaction Agreement.  Abbott is only obligated to indemnify GE for breaches of representations and warranties to the extent the losses with respect to such claims exceed $100 million.  Abbott’s maximum liability with respect to such claims is limited to $600 million.  In addition, other than with respect to Abbott’s Molecular Diagnostics and Diabetes Care businesses, Abbott has generally agreed not to engage in a business that competes with the Business for a period of five (5) years after closing.

The sale of the Business to GE is subject to customary closing conditions, including the receipt of regulatory approvals in the United States, European Union and other jurisdictions and there not having occurred a material adverse effect with respect to the Business.  The sale of the Business is also subject to finalizing the terms of a transition services agreement under which each party will agree to provide to the other certain services for a period of time following the closing.  A copy of the press release announcing the agreement is attached as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated January 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: January 24, 2007	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated January 18, 2007.